PROGRESS ENERGY, INC.
                                 EXHIBIT NO. 12
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
       PREFERRED DIVIDENDS COMBINED AND RATIO OF EARNINGS TO FIXED CHARGES

                                                            --------------------------------------------------------------------
                                                                                 Years Ended December 31,
                                                            --------------------------------------------------------------------
                                                                 2000        1999          1998          1997          1996
                                                                 ----        ----          ----          ----          ----
                                                                                  (Thousands of Dollars)
Earnings, as defined:
  Net income                                                $     478,361    379,288   $   396,271  $    382,265       381,668
  Fixed charges, as below                                         296,419    207,210       196,445       203,013       220,059
  Income taxes, as below                                          194,625    250,272       249,180       225,491       247,691
                                                            -------------------------------------------------------------------
    Total earnings, as defined                              $     969,405    836,770   $   841,896  $    810,769  $    849,418
                                                            =========================  ============ ============= =============

Fixed Charges, as defined:
  Interest on long-term debt                                $     237,494    180,676   $   169,901  $    163,468  $    172,622
  Other interest                                                   45,459     10,298        11,156        18,743        19,155
  Imputed interest factor in rentals-charged
    principally to operating expenses                               8,756     11,517        10,775        11,421        12,816
  Preferred dividend requirements of subsidiaries (a)               4,710      4,719         4,613         9,381        15,466
                                                            -------------------------------------------------------------------
    Total fixed charges, as defined                         $     296,419    207,210   $   196,445  $    203,013  $    220,059
                                                            =========================  ============ ============= =============

Income Taxes:
    Income tax expense                                            202,774    258,421       257,494      233,716        255,916
    Included in AFUDC - deferred taxes in
       book depreciation                                           (8,149)    (8,149)       (8,314)      (8,225)        (8,225)
                                                            -------------------------  ------------ ------------- -------------
    Total income taxes                                      $     194,625    250,272   $   249,180  $    225,491  $    247,691
                                                            =========================  ============ ============= =============

Ratio of Earnings to Fixed Charges                                   3.27       4.04          4.29          3.99          3.86

Ratio of Earnings to Fixed Charges and Preferred
  Dividends Combined                                                 3.27       4.04          4.29          3.99          3.86

(a) Presented on a pretax basis based on effective income tax rate

                         CAROLINA POWER & LIGHT COMPANY
                                 EXHIBIT NO. 12
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
       PREFERRED DIVIDENDS COMBINED AND RATIO OF EARNINGS TO FIXED CHARGES

                                                            --------------------------------------------------------------------
                                                                                 Years Ended December 31,
                                                            --------------------------------------------------------------------
                                                                 2000        1999          1998          1997          1996
                                                                 ----        ----          ----          ----          ----
                                                                                  (Thousands of Dollars)
Earnings, as defined:
  Net income                                                $     461,028    382,255   $   399,238  $    388,317       391,277
  Fixed charges, as below                                         248,759    202,491       191,832       193,632       204,593
  Income taxes, as below                                          282,122    250,272       249,180       225,491       247,691
                                                            -------------------------  ------------ ------------- -------------
    Total earnings, as defined                              $     991,909    835,018   $   840,250  $    807,440  $    843,561
                                                            =========================  ============ ============= =============

Fixed Charges, as defined:
  Interest on long-term debt                                $     223,562    180,676   $   169,901  $    163,468  $    172,622
  Other interest                                                   16,441     10,298        11,156        18,743        19,155
  Imputed interest factor in rentals-charged
    principally to operating expenses                               8,756     11,517        10,775        11,421        12,816
                                                            -------------------------  ------------ ------------- -------------
    Total fixed charges, as defined                         $     248,759    202,491   $   191,832  $    193,632  $    204,593
                                                            =========================  ============ ============= =============

Earnings Before Income Taxes                                $     743,150    632,527   $   648,418  $    613,808  $    638,968
                                                            =========================  ============ ============= =============

Ratio of Earnings Before Income Taxes to Net Income                  1.61       1.66          1.62           1.58         1.63

Income Taxes:
    Income tax expense                                            290,271    258,421       257,494       233,716       255,916
    Included in AFUDC - deferred taxes in
       book depreciation                                           (8,149)    (8,149)       (8,314)       (8,225)       (8,225)
                                                            -------------------------  ------------ ------------- -------------
    Total income taxes                                      $     282,122    250,272   $   249,180  $    225,491  $    247,691
                                                            =========================  ============ ============= =============

Fixed Charges and Preferred Dividends Combined:
  Preferred dividend requirements                           $       2,966      2,967   $     2,967  $      6,052  $       9,609
  Portion deductible for income tax purposes                         (312)      (312)         (312)         (312)         (312)
                                                            -------------------------  ------------ ------------- -------------
  Preferred dividend requirements not deductible            $       2,654      2,655   $     2,655  $      5,740  $      9,297
                                                            =========================  ============ ============= =============

Preferred dividend factor:
    Preferred dividends not deductible times ratio of
      Earnings before income taxes to net income            $       4,273      4,407   $     4,301  $      9,069  $     15,154
    Preferred dividends deductible for income taxes                   312        312           312           312           312
    Fixed charges, as above                                       248,759    202,491       191,832       193,632       204,593
                                                            -------------------------  ------------ ------------- -------------
      Total fixed charges and preferred dividends combined  $     253,344    207,210   $   196,445  $    203,013  $    220,059
                                                            =========================  ============ ============= =============

Ratio of Earnings to Fixed Charges                                   3.99       4.12          4.38          4.17          4.12

Ratio of Earnings to Fixed Charges and Preferred
  Dividends Combined                                                 3.92       4.03          4.28          3.98          3.83